EXHIBIT 1. (5) (b)
                         Proposed Form of Policy Riders

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                               UNISEX ENDORSEMENT


The policy to which this endorsement is attached is amended to a sex-neutral basis as follows:

     "Misstatement of Age or Sex" in "Section 2. General Provisions" is amended so that all references to sex are omitted.

     "Administrative Charges", "Cost of Insurance Charge", "Cost of Insurance Rates" and "Surrender Charge" in "Section 8. Charges" are amended so that all references to sex are omitted.

     "Basis of Computation" in "Section 13. Notes on Our Computations" is amended. Section 13.1 should be deleted and the following section inserted as follows:

          SECTION 13.1 BASIS OF COMPUTATION

          We use mortality rates from the Commissioners 1980 Standard Ordinary Smoker & Nonsmoker Mortality Tables in computing minimum values and reserves for this policy. The nonsmoker values from these Tables are used when the Insured is a no-tobacco user and the smoker values from these tables are used where the Insured is a tobacco user.

          For minimum cash values and guaranteed cost of insurance rates, we use the sex-neutral 1980 CSO-B Table which assumes a blend of the 1980 CSO Table (M) and the 1980 CSO Table (F), 80 percent male and 20 percent female.

          For reserves, we use the sex-distinct CSO Tables. The male values from these Tables are used where the Insured is male. The female values from these Tables are used where the Insured is female.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President



UNI-4022

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                        GUARANTEED DEATH BENEFIT RIDER


CONSIDERATION

This rider is part of the policy to which it is attached. It is issued in consideration of the application and the payment of a premium equal to or greater than the Guaranteed Death Benefit Premium. The Guaranteed Death Benefit Premium is payable as shown in the schedule pages of the policy. This rider is provided at no cost to you.

DEFINITIONS

"GUARANTEED DEATH BENEFIT EXPIRATION DATE" means the date shown in the schedule pages of the policy. It is the date on which this rider is no longer effective.

"GUARANTEED DEATH BENEFIT PERIOD" is the period during which the benefits of this rider are in effect and will end on the earliest of the following dates:

a. The Guaranteed Death Benefit Expiration Date shown on the schedule pages of the policy or any revised schedule pages.

b. The date that the net policy funding is less than the Guaranteed Death Benefit requirement.

c. The date on which the policy first terminates even if the policy is reinstated.

"GUARANTEED DEATH BENEFIT PREMIUM" is the monthly premium shown on the schedule pages of the policy.

"NET POLICY FUNDING" is the sum of all premiums paid, less any partial withdrawals and less any outstanding policy debt. Net policy funding may be restricted by the premium limits in the policy.

BENEFITS

It is our guarantee that the policy will remain in force even if the cash surrender value is insufficient to cover monthly deductions if both of the following conditions are met:

1.   Net  policy  funding  meets  or  exceeds  the   Guaranteed   Death  Benefit
     requirement.

2.   The policy is within the Guaranteed Death Benefit Period.


GUARANTEED DEATH BENEFIT REQUIREMENT

The Guaranteed Death Benefit requirement is the cumulative Guaranteed Death Benefit Premiums to the monthly activity date. Any changes in the Guaranteed Death Benefit Premium due to policy changes will be reflected in the requirement from the effective date of the change.

If the net policy funding is less than the Guaranteed Death Benefit requirement, the benefits of this rider are no longer in effect. You will be notified by mail and will have 61 days from the date we mail the notice to meet the Guaranteed Death Benefit requirement. The Guaranteed Death Benefit can not be reinstated once the policy has lapsed.


GDB 4901

POLICY CHANGES

Your Guaranteed Death Benefit Premium will change if:

1.    You increase the specified amount of the policy.

2.    A rider is added or deleted.

3.    There is a change in the insured's rate class.

We will send you an amendment to your policy schedule notifying you of the change. As a result of a change, an additional premium may be required on the date of change in order to meet the new Guaranteed Death Benefit Premium requirement.

GENERAL PROVISIONS

RIDER GRACE  PERIOD:  If on any monthly  activity  date,  the  Guaranteed  Death
Benefit requirement is not met, a notice of the necessary premium needed to maintain the benefits of this rider will be sent to you at your last known address and to any assignee of record. If the required premium is not received within 61 days after the date the notice is mailed, the benefits of this rider will no longer be in effect and this rider will terminate.

REINSTATEMENT: If this rider terminates, it will not be reinstated. If the policy terminates, this rider will not be reinstated.

TERMINATION: This rider will terminate on the earliest of the following dates:

1. The expiration of the 61 day rider grace period if the required premium is not paid.

2.   The termination of the policy.

3.   The Guaranteed Death Benefit Expiration Date.

4. The date payment of the Guaranteed Death Benefit Premium would disqualify the policy as life insurance under section 7702 of the Internal Revenue Code, as amended.

NON-PARTICIPATING: This rider is non-participating.

PREMIUM PAYMENTS AFTER THIS RIDER HAS TERMINATED: Any premiums paid after termination of this rider will be applied to the policy value of the policy.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY



/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President



GDB 4901

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                         WAIVER OF MONTHLY DEDUCTIONS ON
                                   DISABILITY

CONSIDERATION

This rider is issued in return for the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit refers to the monthly deduction on each monthly activity date for the base policy and any riders and is equal to:

1.   the current cost of insurance for the base policy and any riders;

2.   the expense charges; and

3.   the charges for specified amount increases, if any.

TOTAL DISABILITY: Total disability must begin after the effective date and before the expiration date of this rider. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.   Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

     During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability, an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.


WDIS 4096

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

BENEFITS

While the Insured is totally disabled, the disability benefit will not be deducted from the accumulation value. During this time, the policy and any rider(s) will continue to be in force.

Monthly deductions falling due before we approve a claim for benefits will continue to be deducted from the accumulation value. However, after total disability has continued for six (6) consecutive months and we approve the claim, any disability benefit which otherwise could have been paid under the provisions of this rider will be credited to the accumulation value.

If total disability begins after the grace period, no benefit under this rider will be paid.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period beyond one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: The disability benefit will commence once we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Insured fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy subject to the policy reinstatement provision. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 60th birthday. The requirements for reinstatement are:

1.   Receipt of satisfactory evidence of insurability.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.


WDIS 4096

EXCLUSIONS: The insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the military, naval or air service.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.   On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.   On surrender of this rider to us;

4.   On termination of this policy; or

5.   On the policy maturity date.

TERM RIDERS: If a renewable and convertible term rider is attached to the policy during a benefit period, the cost of insurance for that rider will be waived until the expiration date. If the Owner elects to convert that term rider, no benefits will be paid under this rider on the conversion policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE PAYMENTS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President


WDIS 4096

                            COST OF INSURANCE TABLE


On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age, sex and tobacco use of the Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.

----------------------------------------------------------------------------------------------------------

            MALE RATES             FEMALE RATES                 MALE RATES             FEMALE RATES

AGES  NON-TOBACCO  TOBACCO   NON-TOBACCO  TOBACCO      AGES  NON-TOBACCO   TOBACCO  NON-TOBACCO  TOBACCO
           USE      USE          USE        USE                  USE         USE        USE        USE
  15     0.0487     0.0434    0.0583       0.0558       40     0.0655      0.0523     0.0652      0.0552
  16     0.0463     0.0405    0.0573       0.0547       41     0.0679      0.0535     0.0670      0.0558
  17     0.0445     0.0384    0.0563       0.0535       42     0.0708      0.0552     0.0691      0.0571
  18     0.0434     0.0370    0.0554       0.0522       43     0.0735      0.0567     0.0716      0.0586
  19     0.0422     0.0357    0.0543       0.0510       44     0.0765      0.0584     0.0742      0.0603

  20     0.0413     0.0346    0.0530       0.0498       45     0.0794      0.0602     0.0770      0.0622
  21     0.0403     0.0332    0.0516       0.0482       46     0.0825      0.0625     0.0801      0.0645
  22     0.0419     0.0352    0.0526       0.0495       47     0.0866      0.0656     0.0838      0.0676
  23     0.0427     0.0361    0.0528       0.0496       48     0.0915      0.0696     0.0881      0.0713
  24     0.0437     0.0370    0.0523       0.0492       49     0.0974      0.0745     0.0935      0.0760

  25     0.0448     0.0382    0.0525       0.0493       50     0.1054      0.0812     0.1000      0.0817
  26     0.0458     0.0394    0.0521       0.0487       51     0.1148      0.0892     0.1082      0.0893
  27     0.0466     0.0402    0.0521       0.0484       52     0.1266      0.0994     0.1187      0.0987
  28     0.0475     0.0411    0.0518       0.0482       53     0.1405      0.1112     0.1305      0.1095
  29     0.0481     0.0416    0.0517       0.0478       54     0.1579      0.1258     0.1465      0.1238

  30     0.0487     0.0419    0.0514       0.0471       55     0.1778      0.1428     0.1649      0.1404
  31     0.0489     0.0420    0.0513       0.0469       56     0.2034      0.1647     0.1896      0.1626
  32     0.0492     0.0423    0.0512       0.0466       57     0.2234      0.1818     0.2106      0.1816
  33     0.0492     0.0421    0.0512       0.0464       58     0.2460      0.2007     0.2362      0.2046
  34     0.0492     0.0419    0.0506       0.0457       59     0.2684      0.2211     0.2633      0.2295

  35     0.0492     0.0420    0.0509       0.0460
  36     0.0507     0.0427    0.0524       0.0468
  37     0.0562     0.0467    0.0573       0.0505
  38     0.0593     0.0486    0.0600       0.0522
  39     0.0624     0.0506    0.0627       0.0539

----------------------------------------------------------------------------------------------------------



WDIS 4096

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                      PAYOR WAIVER OF MONTHLY DEDUCTIONS ON
                         DISABILITY OF A COVERED PERSON


CONSIDERATION

This rider is issued in return for the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit refers to the monthly deduction on each monthly activity date for the base policy and any riders and is equal to:

1.   the current cost of insurance for the base policy and any riders;

2.   the expense charges; and

3.   the charges for specified amount increases, if any.

TOTAL DISABILITY: Total disability must begin after the effective date and before the expiration date of this rider. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.   Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Covered Person to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

     During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Covered Person was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability a Covered Person who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

COVERED PERSON: The Covered Person is the person on whom disability benefit coverage is being offered. The applicant is the Covered Person until the automatic substitution date. On and after this date, the Insured is the Covered Person.


PDIS 4096

AUTOMATIC SUBSTITUTION DATE: The automatic substitution date is the policy anniversary nearest the Insured's 23rd birthday.

ELECTION PERIOD: The election period begins on the policy anniversary nearest the Insured's 18th birthday and ends on the automatic substitution date.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

BENEFITS

While the Covered Person is totally disabled, the disability benefit will not be deducted from the accumulation value. During this time, the policy and any rider(s) will continue to be in force.

Monthly deductions falling due before we approve a claim for benefits will continue to be deducted from the accumulation value. However, after total disability has continued for six (6) consecutive months and we approve the claim, any disability benefit which otherwise could have been paid under the provisions of this rider will be credited to the accumulation value.

If total disability begins after the grace period, no benefit under this rider will be paid.

COVERAGE CHANGES

We will provide disability benefit coverage on the applicant until the automatic substitution date. At that time, the coverage automatically shifts to the Insured. During the election period, on written request, coverage may be shifted from the applicant to the Insured. This will be subject to evidence of insurability of the Insured. This election, once we accept it, is irrevocable (it cannot be changed).

If the applicant is the Covered Person and becomes totally disabled, the disability benefit continues during a period of total disability until the automatic substitution date. At that time, the Insured automatically becomes the Covered Person. The disability benefit will cease and we will resume deducting the cost of insurance for this rider from the accumulation value. If the Insured is the Covered Person and becomes totally disabled, the disability benefit continues so long as the disability continues. If the Insured becomes totally disabled before the automatic substitution date, the disability benefit will begin as of that date. It will continue as long as the disability continues.

If the applicant dies before the beginning of the election period, no benefits will be payable except that the disability benefit will not be deducted from the accumulation value until the first day of the election period. At that time, the Insured automatically becomes the Covered Person. If the applicant dies during the election period, the Insured automatically becomes the Covered Person.


PDIS 4096

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Covered Person is living; (b) while the Covered Person is totally disabled; and (c) not later than 9 months after the Covered Person has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Covered Person receive any benefit under this rider for a period beyond one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: The disability benefit will not commence until we receive satisfactory written proof that the Covered Person is totally disabled. Proof must be presented at the Home Office: (a) while the Covered Person is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Covered Person fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Covered Person is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy subject to the policy reinstatement provision. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur before the policy anniversary nearest the Covered Person's 60th birthday. The requirements for reinstatement are:

1. Evidence of insurability is required on both the applicant and the Insured, if the applicant is the Covered Person. Otherwise, evidence of insurability will be required only on the Insured. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Covered Person will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane; other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Covered Person is in the military, naval or air service.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.   On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.  On surrender of this rider to us;

4.  On termination of the policy;

5.  On assignment of the policy; or

6.  On the policy maturity date.


PDIS 4096

TERM RIDERS: If a renewable and convertible term rider is attached to the policy during a benefit period, the cost of insurance for that rider will be waived until the expiration date. If the Owner elects to convert that term rider, no benefits will be paid under this rider on the conversion policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increases(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING: This rider is nonparticipating.

COST OF INSURANCE PAYMENTS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President


PDIS 4096

                             COST OF INSURANCE TABLE


On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age, sex and tobacco use of the Covered Person and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.

---------------------------------------------------------------------------------------------------------

           MALE RATES            FEMALE RATES                       MALE RATES         FEMALE RATES

AGES  NON-TOBACCO  TOBACCO   NON-TOBACCO  TOBACCO      AGES  NON-TOBACCO   TOBACCO  NON-TOBACCO  TOBACCO
          USE        USE        USE         USE                  USE         USE       USE         USE
   0     0.0508     0.0509    0.0555       0.0555       30     0.0487      .0419     0.0514      0.0471
   1     0.0508     0.0509    0.0555       0.0555       31     0.0489      .0420     0.0513      0.0469
   2     0.0528     0.0529    0.0573       0.0574       32     0.0492      .0423     0.0512      0.0466
   3     0.0531     0.0532    0.0580       0.0580       33     0.0492      .0421     0.0512      0.0464
   4     0.0539     0.0540    0.0587       0.0587       34     0.0492      .0419     0.0506      0.0457

   5     0.0553     0.0555    0.0590       0.0591       35     0.0492      .0420     0.0509      0.0460
   6     0.0565     0.0567    0.0601       0.0601       36     0.0507      .0427     0.0524      0.0468
   7     0.0584     0.0587    0.0605       0.0606       37     0.0562      .0467     0.0573      0.0505
   8     0.0598     0.0601    0.0613       0.0614       38     0.0593      .0486     0.0600      0.0522
   9     0.0607     0.0610    0.0617       0.0618       39     0.0624      .0506     0.0627      0.0539

  10     0.0613     0.0618    0.0623       0.0624       40     0.0655      .0523     0.0652      0.0552
  11     0.0604     0.0609    0.0622       0.0623       41     0.0679      .0535     0.0670      0.0558
  12     0.0584     0.0590    0.0614       0.0616       42     0.0708      .0552     0.0691      0.0571
  13     0.0549     0.0557    0.0607       0.0609       43     0.0735      .0567     0.0716      0.0586
  14     0.0514     0.0525    0.0593       0.0596       44     0.0765      .0584     0.0742      0.0603

  15     0.0487     0.0434    0.0583       0.0558       45     0.0794      .0602     0.0770      0.0622
  16     0.0463     0.0405    0.0573       0.0547       46     0.0825      .0625     0.0801      0.0645
  17     0.0445     0.0384    0.0563       0.0535       47     0.0866      .0656     0.0838      0.0676
  18     0.0434     0.0370    0.0554       0.0522       48     0.0915      .0696     0.0881      0.0713
  19     0.0422     0.0357    0.0543       0.0510       49     0.0974      .0745     0.0935      0.0760

  20     0.0413     0.0346    0.0530       0.0498       50     0.1054      .0812     0.1000      0.0817
  21     0.0403     0.0332    0.0516       0.0482       51     0.1148      .0892     0.1082      0.0893
  22     0.0419     0.0352    0.0526       0.0495       52     0.1266      .0994     0.1187      0.0987
  23     0.0427     0.0361    0.0528       0.0496       53     0.1405      .1112     0.1305      0.1095
  24     0.0437     0.0370    0.0523       0.0492       54     0.1579      .1258     0.1465      0.1238

  25     0.0448     0.0382    0.0525       0.0493       55     0.1778      .1428     0.1649      0.1404
  26     0.0458     0.0394    0.0521       0.0487       56     0.2034      .1647     0.1896      0.1626
  27     0.0466     0.0402    0.0521       0.0484       57     0.2234      .1818     0.2106      0.1816
  28     0.0475     0.0411    0.0518       0.0482       58     0.2460      .2007     0.2362      0.2046
  29     0.0481     0.0416    0.0517       0.0478       59     0.2684      .2211     0.2633      0.2295
-------------------------------------------------------------------------------------------------------

PDIS 4096

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO



                            DISABILITY BENEFIT RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

EFFECTIVE DATE: The effective date of all coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability must begin after the effective date of this rider as shown in the schedule pages and before the policy anniversary nearest the Insured's 60th birthday. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.   Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

     During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.


DBR 4096

BENEFITS

While the Insured is totally disabled, the disability benefit will be applied as premium. The premium will be credited as of the last monthly activity date, prior to the approval date of the claim and will be credited annually thereafter, during continuance of total disability. In addition, while the Insured is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value. All other monthly deductions will apply.

If total disability begins after the grace period, no benefits under this rider will be paid.

GENERAL PROVISION

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period prior to one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Insured fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 60th birthday. The requirements for reinstatement are:

1.   Receipt of evidence of insurability satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

DBR 4096

EXCLUSIONS: The Insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane; other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the armed forces.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.   On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.   On surrender of this rider to us;

4.   On termination of this policy; or

5.   On the policy maturity date.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.




                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President



DBR 4096

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                             PAYOR DISABILITY RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

AUTOMATIC SUBSTITUTION DATE: The automatic substitution date is the policy anniversary nearest the Insured's 23rd birthday.

COVERED PERSON: The Covered Person is the person on whom disability benefit coverage is being offered. The applicant is the Covered Person until the automatic substitution date unless an election is made during an election period. On and after this date, the Insured is the Covered Person.

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

ELECTION PERIOD: The election period begins on the policy anniversary nearest the Insured's 18th birthday and ends on the automatic substitution date.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability covered by this rider must begin after the effective date and before the expiration date of this rider. Total disability must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.   Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

PDR 4096

3. The incapacity of the Covered Person to engage in any substantial duties of his occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions).

     During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Covered Person was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability a Covered Person who is engaged in any occupation for remuneration or profits will not be considered totally disabled.

BENEFITS

While the Covered Person is totally disabled, the disability benefit will be applied as premium. The premium will be credited as of the last monthly activity date prior to the approval date of the claim and will be credited annually thereafter during continuance of total disability. In addition, while the Covered Person is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value. All other monthly deductions will apply.

We will provide disability benefit coverage on the applicant until the automatic substitution date. At that time, the coverage automatically shifts to the Insured. During the election period, on written request, coverage may be shifted from the applicant to the Insured. This will be subject to evidence of insurability of the Insured. This election, once we accept it, is irrevocable (it cannot be changed). If the applicant is the Covered Person and becomes totally disabled, the disability benefit continues during a period of total disability until the automatic substitution date. At that time, the Insured automatically becomes the Covered Person. The disability benefit will cease and we will resume deducting the cost of insurance for this rider from the accumulation value. If the Insured is the Covered Person and becomes totally disabled, the disability benefit continues as long as the disability continues until the rider expiration date. If the Insured becomes totally disabled before the automatic substitution date, the disability benefit will begin as of that date. It will continue as long as the disability continues until the rider expiration date.

If the applicant dies before the beginning of the election period, no benefits will be payable except that the cost of insurance for this rider will not be deducted from the accumulation value until the first day of the election period. At that time, the Insured automatically becomes the Covered Person. If the applicant dies during the election period, the Insured automatically becomes the Covered Person.

If total disability begins after the grace period, no benefit under this rider will be paid.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Covered Person is living; (b) while the Covered Person is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

PDR 4096

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period prior to one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Covered Person is totally disabled. Proof must be presented at the Home Office: (a) while the Covered Person is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Covered Person fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur before the policy anniversary nearest the Covered Person's 60th birthday. The requirements for reinstatement are:

1. Evidence of insurability is required on both the applicant and the Insured, if the applicant is the Covered Person. Otherwise, evidence of insurability will be required only on the Insured. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Covered Person will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane; other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Covered Person is in the armed forces.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.   On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.   On surrender of this rider to us;

4.   On termination of the policy;

5.   On assignment of the policy; or

6.   On the policy maturity date.

PDR 4096

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.




                    AMERITAS VARIABLE LIFE INSURANCE COMPANY




/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President


PDR 4096

                            ACCIDENTAL DEATH BENEFIT

CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

ACCIDENTAL DEATH: Accidental death as covered by this rider means death which:

1. results directly from accidental bodily injuries incurred before this rider terminates, and independently of all other causes, and

2.   Occurs within 91 days after such injuries were sustained.

COUNTRY: Means any government or any coalition of countries or governments through an international organization or otherwise.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the policy schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly anniversary date that falls on or next follows the date we approve the reinstatement.

EXPIRATION DATE: This date is shown on the schedule page. It is the date on which this rider is no longer effective.

MILITARY SERVICE: Means service in the armed forces of any country.

PARTICIPATING OR ENGAGING: Means promoting, inciting, conspiring to promote or incite, aiding, abetting, and all forms of taking part. It will not include actions taken in defense of public or private property, or actions taken in defense of the person of the Insured, if such actions of defense are not taken against persons seeking to maintain or restore law and order including but not limited to police officers and firemen.

RIDER SPECIFIED AMOUNT OF INSURANCE: This is shown on the schedule page. It is the amount of the proceeds payable if this rider is in force on the date of the Insured's accidental death.

RIOT: Includes all forms of public violence, disorder, or disturbance of the public peace, by three or more persons assembled together, whether or not acting with a common intent and whether or not damage to person or property or unlawful act or acts is the intent or consequence of such disorder.

WAR: Means declared or undeclared war or conflict between the armed forces of countries.

BENEFITS

If the Insured dies of an accidental death while the policy and this rider are in force, we will pay the rider specified amount of insurance to the beneficiary. Satisfactory proof of the accidental death is required. The amount will be paid with the death benefit of the basic policy.

GENERAL PROVISIONS

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot we contested after it has been in force for a period of 2 years from the effective date of this rider, or from the date of reinstatement.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the beginning of the policy grace period. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1.   Receipt by us of satisfactory evidence of insurability.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

AD 45

EXCLUSIONS: No rider proceeds will be payable if the Insured's death results directly or indirectly from any of these causes:

1. Insurrection or war or any act attributable to war, whether or not the Insured is in military service.

2.   Injury   sustained   outside  the  states  of  the  United  states  or  its
     territories, the District of Columbia, and Canada while the Insured is in military service for any country at war.

3.   Participating or engaging in a riot.

4. An act of suicide while sane or insane or the taking of one's own life while insane.

5. Bodily or mental infirmity, disease of any kind or medical or surgical treatment thereof.

6.   Committing or attempting to commit an assault or felony.

7.   Voluntary :

     a. Asphyxiation from inhalation of gas, whether conscious or unconscious, except in the course of the Insured's job; or

     b. Taking of any poison (except for food poisoning), hallucinogen, drug or sedative unless taken on the advice of a physician.

8.   Operating  or  riding in or  descending  from any kind of  aircraft  if the
     Insured:

     a.   Is a pilot, officer or member of the crew of such aircraft; or

     b.   Is giving or receiving any kind of training or instruction; or

     c.   Has any duties aboard such aircraft; or

     d. Is being flown for the purpose of descent from such aircraft while in flight.

RIGHT OF AUTOPSY: Where it is not forbidden by law, we will have the right to require an autopsy.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.   The policy anniversary nearest the Insured's 70th birthday.

2.   When the policy matures or expires, whichever occurs first.

3. On the monthly activity date on or next following the date we receive your written request.

4.   The surrender of this rider to us.

5.   The expiration date of this rider.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER RIDER TER-MINATION DATE: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY

/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President

                           CHILDREN'S PROTECTION RIDER

                              LEVEL TERM INSURANCE

CONSIDERATION

This rider is issued in consideration of the applica-tion and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for this policy.

DEFINITIONS

COST OF INSURANCE: The cost of insurance for this rider is shown on the schedule page.

DEPENDENT CHILD: A dependent child is a child born of a marriage, a stepchild, a legally adopted child of the Insured or any child for which the Insured is legally responsible. To qualify as a dependent child, the child must be at least 15 days of age and have not yet reached the rider anniversary nearest his or her 25th birthday. The child must either:

1. Be named in the application and the date of such application must be before the child's 18th birthday; or

2. Qualify as a dependent child after the date of the application but before the child's 18th birthday.

EFFECTIVE DATE: The effective date of coverage un-der this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original applica-tion.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule page.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date that falls on or next follows the date we approve the reinstatement.

EXPIRATION DATE: The date is also shown on the schedule page. It is the date on which this rider is no longer effective.

RIDER BENEFICIARY: Unless otherwise provided, the owner will be the rider beneficiary. If the owner is not living, then the beneficiary will be the own-er's spouse. If the spouse becomes the beneficiary and then dies, the beneficiary will be the estate of the spouse. If there is no spouse when the owner dies, the beneficiary will be the estate of the owner.

RIDER OWNER: The owner of the policy is the owner of this rider unless otherwise provided. If the owner dies, the owner's spouse will become the owner. If the spouse becomes the owner, and then dies, ownership will pass to the spouse's estate. If there is no spouse at the owner's death, then own-ership will pass to the owner's estate.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance is the insurance pay-able under this rider. The amount is shown on the schedule page.

BENEFITS

We agree to pay the rider specified amount of in-surance if a dependent child dies while the policy and this rider are in force. The rider beneficiary will receive the proceeds. Satisfactory proof of death of the dependent child is required.

GENERAL PROVISIONS

INCONTESTABILITY: While the Insured and any de-pendent children covered are alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider or from the date of reinstatement.

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the beginning of the grace period. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1. Receipt by us of satisfactory evidence of in-surability of the Insured and of each depend-ent child for whom coverage is being reinstated.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

CPR 45

DEATH OF THE INSURED: On the death of the Insured, the insurance under this rider becomes paid-up term insurance. It will expire for each dependent child on the earliest of the expiration date of this rider or the rider anniversary nearest the child's 25th birthday.

The paid-up insurance may be surrendered for any or all of the dependent children. It may be sur-rendered for its cash value which is the present value of future guaranteed benefits. If surrender is within 30 days after a rider anniversary, the cash value will not be less than the value on that anni-versary. The amounts will be furnished by the company on request.

SUICIDE PROVISION: If any dependent child covered under this rider commits suicide while sane or in-sane or takes his or her own life while insane within 2 years of the effective date of this rider or any reinstatement of this rider, the total liability shall be the cost of insurance for such child.

Payment under this provision will not affect the coverage of any other dependent child under this rider. The cost of insurance for this rider will not be increased.

If the Insured commits suicide while sane or insane or takes his or her own life while insane, this rider will become paid-up for each covered dependent child as provided in "Death of the Insured".

TERMINATION OF RIDER: This rider will automatically terminate for all dependent children on the earliest of these conditions:

1.     The expiration date of this rider,

2. The monthly activity date on or next following the date we receive your written request.

3.     The surrender of this rider to us,

4.     Termination of this policy; or

5.     The policy maturity date.

Coverage under this rider will terminate for each dependent child on the earliest of these conditions:

1.     The rider anniversary nearest the dependent child's
       25th birthday.

2.     On conversion of this coverage.  See "Con-version".

CONVERSION

While the policy and this rider are in full force, this rider may be converted (exchanged) for a different policy. Evidence of insurability will not be re-quired.

Conversion can be made to a permanent nonpension policy subject to the following rules:

1. No riders may be added to the new policy without satisfactory evidence of insurability.

2. Application must be made and the first pre-mium for the new policy paid to us before this rider terminates for the dependent child on whom coverage is being converted.

3. The dependent child on whom coverage is be-ing converted must be alive on the policy date of the new policy (the date of conversion).

4.   The policy date of the new policy will be the date of conversion.

5. The new policy must be subject to our then current rules as to the amount and the kind of policy issued and premiums charged.

Coverage under this rider for each dependent child may be converted at any time:

     a.   on or before the expiration date of this rider; or

     b. the rider anniversary nearest the child's 25th birthday, whichever occurs first.

The amount of the new policy will depend on when this rider is converted.

If coverage under this rider is converted before the termination of the rider for a dependent child, the new policy will be for a face amount of insurance not greater than the rider face amount of insurance. If coverage is converted at the time of termination, the new policy will be for a face amount of insur- ance not greater than 5 times the rider face amount of insurance.

NONPARTICIPATING: This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER RIDER TER-MINATION DATE: We will not be liable for the cost of insurance payments paid on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President


CPR 45

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                          GUARANTEED INSURABILITY RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

BENEFITS

You may buy additional insurance on the life of the Insured by increasing the specified amount of insurance of the policy, subject to the provisions below. Evidence of insurability is not required. The amount of the increase is equal to the election amount. The policy and this rider must be in force and all due premiums must have been paid during the option period before an option can be effective.

DEFINITIONS

ELECTION AMOUNT: The election amount is the amount of the additional insurance which is issued as an increase in the specified amount of insurance of the policy. You must choose the election amount at the time this rider is issued. The election amount you have chosen and the regular option dates are shown on the schedule pages.

REGULAR OPTION DATES: The regular option dates are the policy anniversaries on which the Insured's age at nearest birthday is 25, 28, 31, 34, 37 and 40.

ALTERNATE OPTION DATES: You may also choose an alternate option date in lieu of a regular option date after:

1.   the first  marriage of the Insured after the effective  date of this rider;
     or

2. the birth of a child born of a marriage of the Insured, or for which the Insured is legally responsible; or

3.   the legal adoption of a child by the Insured.

Only one alternate option date may be chosen between the effective date of the rider and the first regular option date and between each pair of successive regular option dates.

Election of an alternative option will replace the next regular option date. Therefore, the next regular option cannot be elected.

OPTION PERIOD: The option period is the time during which you may choose to elect an option. For a regular option date, the option period is the 31 day period on either side of such date. For an alternate option date, the option period is the 60 days immediately after such date.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any insurance that has been reinstated, the effective date shall be the monthly activity date that falls on or next follows the date we approve the reinstatement.

EXPIRATION DATE: This date is shown on the schedule page. It is the date on which this rider is no longer effective.

CONDITIONS

Options elected under this rider are subject to the following conditions:

1. The increased specified amount will be subject to any ratings and restrictions under the policy.

2. If any rider which provides total and permanent disability benefits is attached to the policy, the disability benefits may be increased to cover the increased specified amount without evidence of insurability. No other riders may be added without satisfactory evidence of insurability.

3. If an option is effective while disability benefits are currently being provided by a rider,

GIR 4093
     the disability benefit will be increased. This increase in disability benefits will reflect any necessary higher minimum premium requirements for the policy as if the increased insurance were issued as a separate policy at the attained age of the Insured.

4. If a regular option is chosen, the effective date of the increased specified amount will be the later of the regular option date or the effective date of the election. If an alternate option is chosen, the effective date will be the effective date of the election.

5. The election of an option will be effective when any required premium is paid and written application signed by both you and the Insured is made to us during an option period.

6.   The Insured must be alive on the effective date.

7. The increase in specified amount will be treated in the same manner as an increase granted under the terms of the policy to which this rider is attached, except that the requirement of evidence of insurability will be waived. Please see the Death Benefit provision in the policy for more information.

GENERAL PROVISIONS

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the beginning of the policy grace period. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the last regular option date. The requirements for reinstatement are:

1.   Receipt by us of satisfactory evidence of insurability for the Insured.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

RIDER TERMINATION DATE: This rider will terminate on the earliest of these conditions:


1. The expiration date of this rider which is the policy anniversary nearest the Insured's 40th birthday.

2.   The effective date of an alternate option if between ages 37 and 40.

3.   The surrender of this rider to us.

4. On the monthly activity date on or next following the date we receive written request from you.

5.   The termination of the policy.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER RIDER TERMINATION DATE: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

                 AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                         TERM RIDER FOR COVERED INSURED


CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

BENEFICIARY: The term "beneficiary" in this rider means only the beneficiary for the benefit payable at the Covered Insured's death. The term "beneficiary" in other provisions of the policy means only the beneficiary for the benefits payable under the policy.

Unless otherwise changed, the beneficiary for the benefit payable under this rider will be the named beneficiary as shown in the application for this rider.

While the Covered Insured is living, you may change the beneficiary by written request in a form satisfactory to us. The change will take effect on the date we record it in the Home Office.

COVERED INSURED: Covered Insured means each person so named in an application or supplemental application, if approved by us, and shown on the schedule pages.

RIDER CONVERSION OPTION EXPIRATION DATE:  The date shown on the schedule pages.

RIDER EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date or for any coverage on another Covered Insured, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date that falls on or next follows the date we approve the reinstatement.

RIDER EXPIRATION DATE: This date is also shown in the schedule pages. It is the date on which this rider is no longer effective.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance for a Covered Insured is shown for that Covered Insured on the schedule pages.

TRCI 4099

BENEFITS

We agree to pay the rider specified amount of insurance to the beneficiary upon receipt of satisfactory proof of the death of any Covered Insured. Death must occur while this rider is in force with respect to the Covered Insured. Payment is subject to the provisions of the policy and this rider.

COST OF INSURANCE

The annual cost of insurance upon renewal for this rider will be a rate per thousand at the attained age of that Covered Insured multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of the Covered Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The rating and risk class of the Covered Insured are shown in the policy schedule. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are attached. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Covered Insureds under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of the Covered Insured's health.

CONVERSION OF THIS RIDER

While the policy and this rider are in force, you may convert it for a permanent policy on the life of the Covered Insured. You may do this at any time prior to attained age 70 of the Covered Insured. Evidence of insurability will not be required, except for additional benefits.

If the policy terminates prior to the rider conversion option expiration date due to the death of the insured(s) under the basic policy, the Covered Insured may still convert within 60 days of the date of termination.

The new policy will have a specified amount of insurance no more than the rider specified amount of insurance in effect on the date of conversion for that Covered Insured.

The policy date of the new policy will be the date of conversion. The new policy will be subject to our then current rules as to the amount and the kind of policy issued. The rates for the new policy will be adjusted for any table rating and/or flat extra rating that was being charged for this rider. Any restrictions found in this rider will also be found in the new policy.

Application must be made and the first premium for the new policy paid to us before this rider terminates for the Covered Insured on whom coverage is being converted. In addition, the Covered Insured on whom coverage is being converted must be alive on the policy date of the new policy.

GENERAL PROVISIONS

TERMINATION OF RIDER: This rider will automatically terminate for each Covered Insured on the earliest of these conditions:

1.     On the rider expiration date for each Covered Insured;

TRCI 4099

2. On the monthly activity date on or next following the date we receive your written request;

3.   On surrender of this rider to us; or

4.   On termination of this policy.

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1. Receipt by us of evidence of insurability of the Covered Insured for whom coverage is being reinstated. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

SUICIDE: If the Covered Insured commits suicide, while sane or insane within 2 years from the rider effective date with respect to that Covered Insured, the total liability shall be the cost of insurance for that Covered Insured.

INCONTESTABILITY: While the Covered Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the rider effective date.

COST OF INSURANCE DEDUCTIONS AFTER RIDER EXPIRATION DATE: We will not be liable for the cost of insurance deductions on this rider for any Covered Insured after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

This rider has no cash or loan value.

NONPARTICIPATING:  This rider is nonparticipating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President



TRCI 4099

                       THIS PAGE INTENTIONALLY LEFT BLANK.


TRCI 4099

                MAXIMUM GUARANTEED ANNUAL COST OF INSURANCE RATES
                        PER $1000 APPLICABLE UPON RENEWAL

         MALE          MALE        MALE       FEMALE        FEMALE       FEMALE
AGE    PREFERRED    NON-TOBACCO   TOBACCO    PREFERRED    NON-TOBACCO    TOBACCO
--------------------------------------------------------------------------------

  20     1.68         1.68         2.32        1.01           1.01        1.17
  21     1.66         1.66         2.32        1.03           1.03        1.19
  22     1.63         1.63         2.28        1.04           1.04        1.22
  23     1.59         1.59         2.24        1.06           1.06        1.25
  24     1.55         1.55         2.18        1.08           1.08        1.28
  25     1.50         1.50         2.11        1.10           1.10        1.31
  26     1.47         1.47         2.07        1.13           1.13        1.36
  27     1.45         1.45         2.05        1.15           1.15        1.40
  28     1.44         1.44         2.05        1.18           1.18        1.45
  29     1.44         1.44         2.08        1.22           1.22        1.51
  30     1.45         1.45         2.13        1.25           1.25        1.58
  31     1.48         1.48         2.20        1.29           1.29        1.64
  32     1.52         1.52         2.29        1.33           1.33        1.71
  33     1.58         1.58         2.41        1.38           1.38        1.80
  34     1.65         1.65         2.55        1.44           1.44        1.90
  35     1.73         1.73         2.72        1.51           1.51        2.01
  36     1.82         1.82         2.92        1.61           1.61        2.18
  37     1.94         1.94         3.17        1.73           1.73        2.38
  38     2.07         2.07         3.45        1.86           1.86        2.61
  39     2.21         2.21         3.77        2.00           2.00        2.86
  40     2.38         2.38         4.14        2.17           2.17        3.16
  41     2.56         2.56         4.54        2.35           2.35        3.48
  42     2.75         2.75         4.98        2.53           2.53        3.80
  43     2.96         2.96         5.46        2.71           2.71        4.12
  44     3.19         3.19         5.99        2.89           2.89        4.44
  45     3.45         3.45         6.55        3.09           3.09        4.78
  46     3.73         3.73         7.13        3.30           3.30        5.13
  47     4.03         4.03         7.76        3.53           3.53        5.49
  48     4.36         4.36         8.44        3.77           3.77        5.88
  49     4.72         4.72         9.18        4.04           4.04        6.31
  50     5.13         5.13        10.00        4.34           4.34        6.77
  51     5.60         5.60        10.93        4.67           4.67        7.26
  52     6.14         6.14        11.98        5.05           5.05        7.82
  53     6.76         6.76        13.17        5.47           5.47        8.44
  54     7.45         7.45        14.47        5.90           5.90        9.07
  55     8.22         8.22        15.86        6.36           6.36        9.72
  56     9.06         9.06        17.33        6.82           6.82       10.36
  57     9.95         9.95        18.88        7.27           7.27       10.96
  58    10.94        10.94        20.51        7.72           7.72       11.55
  59    12.05        12.05        22.26        8.23           8.23       12.18

                            (Continued on next page)

The annual cost of insurance upon renewal for this rider will be a rate per thousand at the attained age of that Covered Insured multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of the Covered Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The rating and risk class of the Covered Insured are shown in the policy schedule. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are attached. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Covered Insureds under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of the Covered Insured's health.

TRCI 4099

                         (Continued from previous page)

                Maximum Guaranteed Annual Cost of Insurance Rates
                        Per $1000 Applicable Upon Renewal

        MALE         MALE        MALE       FEMALE        FEMALE       FEMALE
AGE   PREFERRED   NON-TOBACCO   TOBACCO    PREFERRED    NON-TOBACCO    TOBACCO
--------------------------------------------------------------------------------


  60    13.29       13.29        24.21       8.83           8.83        12.93
  61    14.67       14.67        26.41       9.57           9.57        13.87
  62    16.26       16.26        28.89      10.49          10.49        15.08
  63    18.06       18.06        31.66      11.62          11.62        16.55
  64    20.06       20.06        34.69      12.89          12.89        18.19
  65    22.25       22.25        37.90      14.26          14.26        19.92
  66    24.62       24.62        41.26      15.68          15.68        21.68
  67    27.16       27.16        44.74      17.13          17.13        23.38
  68    29.92       29.92        48.39      18.63          18.63        25.10
  69    32.98       32.98        52.35      20.30          20.30        26.97
  70    36.44       36.44        56.72      22.26          22.26        29.18
  71    40.39       40.39        61.63      24.65          24.65        31.98
  72    44.95       44.95        67.18      27.58          27.58        35.41
  73    50.11       50.11        73.33      31.09          31.09        39.49
  74    55.78       55.78        80.07      35.13          35.13        44.14
  75    61.84       61.84        87.27      39.64          39.64        49.22
  76    68.24       68.24        94.63      44.52          44.52        54.62
  77    74.93       74.93       102.02      49.75          49.75        60.26
  78    81.95       81.95       109.49      55.41          55.41        66.22
  79    89.52       89.52       117.30      61.68          61.68        72.71
  80    97.88       97.88       125.71      68.81          68.81        79.98
  81   107.25      107.25       134.96      77.01          77.01        88.23
  82   117.82      117.82       145.21      86.46          86.46        97.61
  83   129.54      129.54       156.29      97.12          97.12       108.44
  84   142.18      142.18       167.83     108.87         108.87       120.18
  85   155.45      155.45       179.44     121.58         121.58       132.65
  86   169.18      169.18       190.84     135.16         135.16       145.75
  87   183.16      183.16       202.54     149.59         149.59       159.35
  88   197.33      197.33       214.73     164.88         164.88       173.52
  89   211.89      211.89       226.85     181.15         181.15       188.25
  90   227.05      227.05       239.08     198.53         198.53       204.58
  91   243.16      243.16       251.80     217.42         217.42       222.16
  92   260.82      260.82       266.55     238.53         238.53       241.66
  93   281.75      281.75       285.47     263.35         263.35       264.56
  94   309.83      309.83       311.27     295.23         295.23       295.23
  95   351.86      351.86       351.86     341.02         341.02       341.02
  96   420.99      420.99       420.99     413.88         413.88       413.88
  97   541.00      541.00       541.00     537.24         537.24       537.24
  98   745.15      745.15       745.15     743.96         743.96       743.96
  99   900.00      900.00       900.00     900.00         900.00       900.00

The annual cost of insurance upon renewal for this rider will be a rate per thousand at the attained age of that Covered Insured multiplied by the rider specified amount of insurance in thousands. The rates will be based on the issue age, sex, tobacco usage and risk class of the Covered Insured and the rider duration. The rates will be adjusted for any table rating and/or flat extra rating. The rating and risk class of the Covered Insured are shown in the policy schedule. The Maximum Guaranteed Cost of Insurance Rates per $1,000 are attached. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates for this rider will be declared for the next policy year. Any change in the current cost of insurance rates will apply to Covered Insureds under this rider having the same issue age, sex, tobacco usage and risk class and whose riders have been in effect for the same length of time. We cannot increase rates because of a change in status of the Covered Insured's health.

TRCI 4099

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO



                               TERM COVERAGE RIDER

BENEFITS

Under the terms of this rider, we agree to pay the Rider Death Benefit to the beneficiary upon receipt of satisfactory proof of the death of the insured. Death must occur while this rider is in force. Payment is subject to the provisions of the basic policy and this rider.

CONSIDERATION

This rider is issued in consideration of the application and any supplemental application and the payment of the cost of insurance for this rider. A copy of the application and any supplemental application is attached to the policy. The cost of insurance for this rider is deducted from the policy value at the same time as the cost of insurance for the basic policy.

DEFINITIONS

BENEFICIARY: The term "beneficiary" in this rider means the person named as the beneficiary under the basic policy.

INSURED: The term "insured" in this rider means the person named as the insured under the basic policy.

EFFECTIVE DATE: The effective date of coverage under this rider will be the policy date for coverage provided in the original application. The effective date of coverage under this rider will be the date shown on a supplement to the schedule pages for any rider issued after the policy date.

EXPIRATION DATE: The expiration date is the rider anniversary following the 100th birthday of the insured. This date is shown in the schedule pages.

RIDER DEATH BENEFIT: This is the amount of death benefit provided by this rider. It is the difference between the amount of the Total Death Benefit and the death benefit provided under the basic policy. The amount of Rider Death Benefit can change monthly. It may change to zero but it can never be less than zero. In other words, this rider will remain in effect until you request its termination subject to the Termination of Rider provision.

RIDER SPECIFIED AMOUNT OF INSURANCE: The Rider Specified Amount of Insurance is shown in the schedule pages. You may not increase this amount. After the first policy year, you may decrease this amount. However, you may not decrease the Rider Specified Amount of Insurance to less than $25,000.

TOTAL DEATH BENEFIT: The Total Death Benefit depends upon which death benefit option is in effect. If Option A is in effect, the Total Death Benefit is the greater of (1) the Total Specified Amount of Insurance, or (2) the policy value multiplied by the applicable percentage (see the Death Benefit section of the policy). If Option B is in effect, the Total Death Benefit is the greater of (1) the Total Specified Amount of Insurance plus the policy value, or (2) the policy value multiplied by the applicable percentage (see the Death Benefit section of the policy).


TCR 4902

TOTAL SPECIFIED AMOUNT OF INSURANCE: This is the Specified Amount of insurance provided under the basic policy plus the Rider Specified Amount of Insurance.

COST OF INSURANCE

The cost of insurance for this rider will be calculated each month. It is equal to the Rider Death Benefit on the monthly activity date multiplied by the monthly cost per $1000 of insurance divided by $1000. The Table of Maximum Annual Cost of Insurance Rates is attached. Attained ages in the table are equal to the issue age of the insured on the rider's effective date plus the number of completed years from the effective date of this rider. The cost of insurance rates will not exceed the rates in this table plus an adjustment for any table and/or flat extra rating shown in the schedule pages.

We have the option of charging less than the maximum rates shown in the table. Each year, the current annual cost of insurance rate will be declared for the next policy year. This rate will be based on the insured's issue age, sex, rate class and policy year. The rate will be adjusted for any table and/or flat extra rating shown in the schedule pages.

Any change in the current cost of insurance rates will apply to all insureds of the same issue age, sex, and rate class and whose policies have been in effect for the same length of time.

TERMINATION OF RIDER

This rider will automatically terminate on the earliest of these conditions:

1.   On the expiration date of this rider.

2. On the monthly activity date on or next following the date we receive your written request. However, you may not terminate this rider within the first policy year.

3.   On termination of the policy.

GENERAL PROVISIONS

REINSTATEMENT: This rider may be reinstated with the policy if the insured is living and application is made within three years from the beginning of any grace period. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1.   Receipt of evidence satisfactory to us of insurability of the insured.

2. Payment of the premium required for reinstatement of the policy. (See the Reinstatement section of the basic policy).

SUICIDE: If the insured commits suicide while sane or insane, within two years from the effective date of this rider, we will limit the benefits of this rider. The limited benefits will equal the cost of insurance paid for this rider.

TCR 4902

INCONTESTABILITY: We cannot contest this rider after it has been in force during the insured's life for two years from the rider effective date or from any reinstatement of this rider.

COST OF INSURANCE DEDUCTIONS AFTER TERMINATION OF THIS RIDER: If, after this rider has terminated, we make a deduction from the policy value for the cost of insurance for this rider, our only obligation to you under this rider will be to return the cost of insurance deduction plus interest. No coverage is available after the termination date of this rider.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the basic policy are hereby referred to and made a part of this rider unless otherwise specified in this rider. If the basic policy has been issued on a unisex basis, this rider is also considered to be issued on a unisex basis.

This rider has no cash or loan value.

CONVERSION: This rider is not convertible to a permanent policy of life insurance.

NON-PARTICIPATING:  This rider is non-participating.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President



TCR 4902

                               THIS PAGE LEFT INTENTIONALLY BLANK.


TCR 4902

                               TERM COVERAGE RIDER
                                TABLE OF MAXIMUM
                         ANNUAL COST OF INSURANCE RATES

                           NON-TOBACCO USE RATE CLASS

   ATTAINED
      AGE          MALE RATES              FEMALE RATES             UNISEX RATES
--------------------------------------------------------------------------------


      20               2.10                    1.26                      1.94
      21               2.09                    1.28                      1.94
      22               2.05                    1.30                      1.90
      23               2.01                    1.31                      1.88
      24               1.96                    1.35                      1.84
      25               1.90                    1.36                      1.80
      26               1.85                    1.40                      1.76
      27               1.83                    1.43                      1.75
      28               1.80                    1.46                      1.73
      29               1.80                    1.50                      1.75
      30               1.80                    1.55                      1.75
      31               1.84                    1.59                      1.79
      32               1.88                    1.64                      1.83
      33               1.94                    1.69                      1.88
      34               2.01                    1.78                      1.98
      35               2.11                    1.84                      2.05
      36               2.21                    1.95                      2.16
      37               2.35                    2.09                      2.29
      38               2.50                    2.24                      2.45
      39               2.68                    2.41                      2.63
      40               2.86                    2.60                      2.81
      41               3.09                    2.83                      3.04
      42               3.31                    3.05                      3.25
      43               3.58                    3.28                      3.51
      44               3.84                    3.50                      3.76
      45               4.15                    3.74                      4.08
      46               4.49                    3.99                      4.39
      47               4.85                    4.26                      4.73
      48               5.24                    4.56                      5.11
      49               5.68                    4.88                      5.51
      50               6.14                    5.24                      5.95
      51               6.69                    5.63                      6.48
      52               7.33                    6.06                      7.06
      53               8.04                    6.58                      7.74
      54               8.86                    7.10                      8.51
      55               9.78                    7.66                      9.35
      56              10.79                    8.24                     10.26
      57              11.86                    8.81                     11.25
      58              13.03                    9.36                     12.30
      59              14.34                    9.95                     13.44

                                   (CONTINUED)



The rates shown are annual rates per $1000 of Rider Death Benefit. To calculate the monthly rate, the annual rate is divided by 12 and rounded to the nearest five decimal places. The rates shown are adjusted if the rider was issued with a table and/or flat extra rating as shown in the schedule pages.

TCR 4902

                               TERM COVERAGE RIDER
                                TABLE OF MAXIMUM
                         ANNUAL COST OF INSURANCE RATES

                           NON-TOBACCO USE RATE CLASS
                                   (CONTINUED)

   ATTAINED
      AGE            MALE RATES              FEMALE RATES           UNISEX RATES
--------------------------------------------------------------------------------


      60                15.80                   10.64                   14.75
      61                17.43                   11.45                   16.20
      62                19.28                   12.48                   17.88
      63                21.39                   13.76                   19.83
      64                23.78                   15.29                   22.03
      65                26.41                   16.94                   24.44
      66                29.25                   18.71                   27.05
      67                32.33                   20.51                   29.84
      68                35.63                   22.33                   32.80
      69                39.23                   24.26                   36.03
      70                43.29                   26.50                   39.68
      71                47.89                   29.18                   44.39
      72                53.20                   32.49                   48.61
      73                59.30                   36.53                   54.21
      74                66.15                   41.28                   60.49
      75                73.50                   46.65                   67.30
      76                81.33                   52.55                   74.56
      77                89.55                   58.89                   82.21
      78                98.09                   65.66                   90.16
      79               107.15                   73.06                   98.65
      80               117.09                   81.40                  108.00
      81               128.15                   90.95                  118.46
      82               140.65                  101.99                  130.33
      83               154.74                  114.70                  143.78
      84               170.14                  128.79                  158.50
      85               186.50                  144.23                  174.31
      86               203.50                  160.73                  190.76
      87               220.99                  178.39                  207.98
      88               238.61                  197.01                  225.56
      89               256.61                  216.89                  243.79
      90               275.24                  237.99                  262.86
      91               294.80                  260.73                  283.14
      92               315.94                  285.75                  305.16
      93               339.54                  314.25                  330.05
      94               369.56                  349.14                  361.70
      95               412.45                  396.65                  406.11
      96               480.69                  469.68                  476.21
      97               600.25                  593.71                  597.11
      98               822.48                  819.81                  821.73
      99              1000.00                 1000.00                 1000.00



The rates shown are annual rates per $1000 of Rider Death Benefit. To calculate the monthly rate, the annual rate is divided by 12 and rounded to the nearest five decimal places. The rates shown are adjusted if the rider was issued with a table and/or flat extra rating as shown in the schedule pages.

TCR 4902

                               TERM COVERAGE RIDER
                                TABLE OF MAXIMUM
                         ANNUAL COST OF INSURANCE RATES

                   ISSUE AGES 15-19 AND TOBACCO USE RATE CLASS

   ATTAINED
      AGE            MALE RATES              FEMALE RATES           UNISEX RATES
--------------------------------------------------------------------------------


      15                 1.66                    1.06                     1.55
      16                 1.89                    1.13                     1.74
      17                 2.09                    1.19                     1.91
      18                 2.23                    1.23                     2.03
      19                 2.33                    1.28                     2.11
      20                 2.89                    1.45                     2.61
      21                 2.91                    1.48                     2.63
      22                 2.88                    1.51                     2.61
      23                 2.83                    1.54                     2.58
      24                 2.76                    1.59                     2.54
      25                 2.68                    1.61                     2.46
      26                 2.60                    1.68                     2.41
      27                 2.58                    1.73                     2.40
      28                 2.55                    1.78                     2.40
      29                 2.58                    1.85                     2.43
      30                 2.63                    1.94                     2.49
      31                 2.71                    2.01                     2.58
      32                 2.80                    2.10                     2.66
      33                 2.94                    2.19                     2.79
      34                 3.10                    2.33                     2.94
      35                 3.29                    2.43                     3.13
      36                 3.51                    2.61                     3.34
      37                 3.80                    2.85                     3.61
      38                 4.13                    3.11                     3.93
      39                 4.50                    3.41                     4.29
      40                 4.93                    3.75                     4.69
      41                 5.43                    4.16                     5.18
      42                 5.94                    4.55                     5.66
      43                 6.53                    4.95                     6.21
      44                 7.14                    5.35                     6.78
      45                 7.84                    5.76                     7.43
      46                 8.54                    6.19                     8.06
      47                 9.30                    6.64                     8.76
      48                10.10                    7.10                     9.50
      49                11.00                    7.60                    10.31
      50                11.95                    8.18                    11.19
      51                13.05                    8.75                    12.18
      52                14.28                    9.40                    13.29
      53                15.68                   10.16                    14.55
      54                17.25                   10.94                    15.96
      55                18.93                   11.75                    17.45
      56                20.74                   12.56                    19.05
      57                22.61                   13.34                    20.69


                                   (CONTINUED)


The rates shown are annual rates per $1000 of Rider Death Benefit. To calculate the monthly rate, the annual rate is divided by 12 and rounded to the nearest five decimal places. The rates shown are adjusted if the rider was issued with a table and/or flat extra rating as shown in the schedule pages.

TCR 4902

                               TERM COVERAGE RIDER
                                TABLE OF MAXIMUM
                         ANNUAL COST OF INSURANCE RATES
                                   (CONTINUED)

                   ISSUE AGES 15-19 AND TOBACCO USE RATE CLASS

   ATTAINED
      AGE           MALE RATES              FEMALE RATES            UNISEX RATES
--------------------------------------------------------------------------------


      58               24.61                   14.06                     22.41
      59               26.69                   14.81                     24.20
      60               28.99                   15.64                     26.16
      61               31.58                   16.70                     28.40
      62               34.49                   17.99                     30.94
      63               37.79                   19.73                     33.86
      64               41.43                   21.66                     37.08
      65               45.36                   23.84                     40.56
      66               49.46                   25.99                     44.16
      67               53.76                   28.23                     47.91
      68               58.19                   30.25                     51.68
      69               62.90                   32.53                     55.70
      70               68.10                   34.94                     60.08
      71               73.86                   38.06                     65.03
      72               80.41                   41.94                     70.70
      73               87.79                   46.66                     77.15
      74               95.83                   52.18                     84.24
      75              104.71                   58.30                     92.05
      76              113.88                   64.90                    100.14
      77              123.15                   71.83                    108.30
      78              132.39                   79.04                    116.46
      79              141.86                   86.76                    124.89
      80              151.99                   95.33                    133.93
      81              163.01                  105.00                    143.89
      82              175.25                  116.05                    155.04
      83              188.79                  128.59                    167.51
      84              203.11                  143.31                    181.21
      85              217.75                  158.03                    195.10
      86              232.23                  174.74                    209.69
      87              246.33                  190.84                    223.79
      88              261.71                  209.04                    239.68
      89              276.90                  226.34                    255.05
      90              292.11                  246.26                    271.78
      91              307.65                  267.50                    289.48
      92              324.16                  290.68                    308.60
      93              345.38                  316.94                    331.81
      94              372.69                  349.14                    361.70
      95              412.45                  396.65                    406.11
      96              480.69                  469.68                    476.21
      97              600.25                  593.71                    597.11
      98              822.48                  819.81                    821.73
      99             1000.00                 1000.00                   1000.00


The rates shown are annual rates per $1000 of Rider Death Benefit. To calculate the monthly rate, the annual rate is divided by 12 and rounded to the nearest five decimal places. The rates shown are adjusted if the rider was issued with a table and/or flat extra rating as shown in the schedule pages.

TCR 4902

NOTICE: As of the effective date of this rider, it is uncertain what effect the receipt of benefits under this rider will have on your tax status. Please consult your personal tax advisor prior to requesting such benefits.


                            ACCELERATED BENEFIT RIDER
                              for TERMINAL ILLNESS

CONSIDERATION

This rider is attached to and made a part of your policy and is issued in consideration of the application. A copy of the application is attached to the policy.

PREMIUMS

There are no additional premiums or cost of insurance deductions for this rider.

BENEFITS

We will pay an accelerated benefit to you if the Applicant is terminally ill, subject to the provisions of this rider. This amount will be paid as a lump sum. Payments other than as a lump sum may be made at your request, subject to our APPROVAL.

DEFINITIONS

APPLICANT: The Applicant is the person who is terminally ill. The Applicant may be the insured under the base policy or may be an insured who has coverage under a rider attached to the base policy.

EFFECTIVE DATE: The effective date of coverage under this rider will be as follows:

1. The policy date will be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date will be the date shown on a supplement to the schedule pages.

ELIGIBLE COVERAGES: Eligible Coverages under this rider will be as follows:

1. When the Applicant is the base insured, Eligible Coverages will be the base policy and any life insurance riders attached to the policy which provide coverage on the base insured.

2. When the Applicant is other than the base insured, Eligible Coverages will be the rider which is providing coverage.

Eligible Coverages will be determined as of the date we receive satisfactory proof of terminal illness at the Home Office. Coverage will only be considered eligible when it is outside its two year contestable period and has more than two years until its maturity or final expiration date. Eligible Coverages will also not include any possible future coverages provided by an optional purchase or guaranteed insurability rider.

ELIGIBLE AMOUNT: Eligible Amount is that portion of the current specified amount of the base policy considered "eligible" under Eligible Coverages. For any Eligible Coverages which are provided by life insurance riders, the Eligible Amount will be the lowest scheduled death benefit within two years after satisfactory proof of terminal illness is received at the Home Office.

MAXIMUM ACCELERATED BENEFIT: For each Appli-cant, the maximum benefit is 50% of the Eligible Amount for each Applicant, less an amount up to two guideline level premiums for the base policy and any riders. This maximum benefit is subject to the limitations described in the Total Accelerated Benefit provision.

TERMINAL ILLNESS: A non-correctable medical condition that, with a reasonable degree of medical certainty, will result in the death of the Applicant in less than 12 months from the date of the physician's statement and that was first diagnosed while the policy was in force.

"YOU" AND "YOUR" refer to the owner of the policy to which this rider is attached. The Owner may also be the Applicant.

"WE", "US" OR "OUR" refer to Ameritas Variable Life Insurance Company. Our Home Office is 5900 "O" Street, Lincoln, Nebraska 68510.

SATISFACTORY PROOF OF TERMINAL ILLNESS

Before payment of any accelerated benefit, we will require you to provide us with proof, satisfactory to us, that the Applicant has a terminal illness.
Satisfactory proof will include a properly completed claim form and a written statement from a duly licensed physician who is licensed in the United States and who is not yourself or the Applicant, nor related to either the Applicant or yourself. We reserve the right to obtain a second medical opinion at our expense.

TIR 45 Rev. 12-90

EFFECT ON YOUR POLICY

The accelerated benefit first will be used to repay any outstanding policy loans and unpaid loan interest. The accelerated benefit will be treated as a lien against your policy values.

Death proceeds which are payable on the death of the Applicant will be reduced by the amount of the lien and any policy loans, plus accrued interest.

After payment of the accelerated benefit, we will require that future premium allocations be made to the Fixed Account. If sufficient premium to keep the policy in force is not paid by the end of the grace period, premiums will be paid by an addition to the lien for up to two years from the date we receive satisfactory proof of terminal illness. After this two year period, you are required to pay premiums when due to keep the policy in force. If the policy lapses, the lien, any policy loans, and accrued interest will be deducted from any cash values.

Your access to the cash surrender value of your policy and to the cash surrender value of any riders through policy loans, partial withdrawals, if permitted, or full surrender is limited to any excess of the cash surrender value over the lien including any accrued interest.


INTEREST

We will charge interest on the amount of the lien. The interest accrues daily at the same interest rate as the policy's loan interest rate. If a loan provision is not included in the policy, interest accrues daily at an effective annual interest rate of 8%.

Accrued interest will be added to the lien on the policy anniversary. Interest does not continue to accrue on the lien when the lien and any policy loans, plus accrued interest, equals the death benefit (prior to the deduction of the lien, policy loans and accrued interest) of the policy and any riders.


CONDITIONS

The payment of any accelerated benefit is subject to the following conditions:

1. Any Eligible Coverages must be in force on the date we receive satisfactory proof of terminal illness.

2. Any cash surrender value, without considering the effect of any outstanding policy loans, must be less than the maximum accelerated benefit.

3. We will not make payment of any accelerated benefit if that payment would be less than $4,000.

4. The release of any collateral assignees, the release of all parties to any "split dollar" agreements and the approval of any irrevocable beneficiaries is required.

5. The policy must be collaterally assigned to us for an amount equal to the lien and accrued interest. No changes to the policy are permitted without our consent.

6. This rider allows for the accelerated payment of death benefit proceeds, which would oth-erwise be payable to your beneficiary. This is not meant to cause you to involuntarily be re-quired to access and exhaust these benefits. Therefore, you are not eligible for this benefit:

     a. If you are required by law to use this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

     b. If you are required by a government agency to use this benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement.


ADDITIONAL BENEFIT

If the maximum accelerated benefit for each Applicant is not paid initially and it has been less than 12 months from the date we receive satisfactory proof of terminal illness, an additional accelerated benefit may be paid up to the difference, but for not less than $4,000. We may require additional satisfactory proof of terminal illness at this time.


TOTAL ACCELERATED BENEFIT

The total amount we will pay as an accelerated benefit will not exceed $250,000 due to the terminal illness of any one Applicant even if there is more than one policy with us or one of our affiliates which provides coverage on the Applicant.

ADMINISTRATIVE CHARGE

We may charge a one-time administrative charge which will be deducted from the accelerated benefit. This charge will not exceed $50.


GENERAL PROVISIONS

INCONTESTABILITY: The validity of this rider cannot be contested after it has been in force while the Applicant is alive for a period of two years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy. It will be reinstated if you meet the requirements for policy reinstatement. If you have received benefits under this rider, the lien with accrued interest may be paid or it will be reinstated as if the policy had never terminated.

TERMINATION OF RIDER: This rider will automat-ically terminate on the earliest of these conditions:

1.   On surrender of this rider to us; or

2.   On termination of the policy to which this rider is attached.

NONPARTICIPATING:  This rider is nonparticipating.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise spe-cified in this rider.


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President





TIR 45 Rev. 12-90

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO



                               LEGACY ASSET RIDER

                    PROVIDING ACCELERATED DEATH BENEFITS FOR:
                               *A TERMINAL ILLNESS
                               *A CHRONIC ILLNESS

                AN ACCELERATED DEATH BENEFIT IS A LIVING BENEFIT
                         WHICH REDUCES THE AMOUNT OF THE
                          LIFE INSURANCE DEATH BENEFIT


                                  CONSIDERATION

This rider is issued in consideration of the application and any supplemental application and the payment of the cost of insurance for this rider. A copy of the application and any supplemental application is attached to the policy. The cost of this rider is added to the cost of insurance paid by the Owner for the life insurance coverage on the life of the insured under the policy, and is deducted from the policy value at the same time and in the same manner as the cost of insurance for the policy.



                         REQUIRED DISCLOSURE INFORMATION


1. NOTICE TO BUYER: THE ACCELERATED DEATH BENEFITS FOR A CHRONIC ILLNESS PROVIDED UNDER THIS RIDER MAY NOT COVER ALL OF THE COSTS ASSOCIATED WITH LONG TERM CARE INCURRED BY THE BUYER DURING THE PERIOD OF COVERAGE. THE BUYER IS ADVISED TO CAREFULLY REVIEW ALL LIMITATIONS WHICH APPLY TO THIS RIDER. THIS COVERAGE IS NOT A MEDICARE SUPPLEMENT POLICY. IF THE INSURED IS ELIGIBLE FOR MEDICARE, REVIEW THE GUIDE TO HEALTH INSURANCE FOR PEOPLE WITH MEDICARE AVAILABLE FROM US.

2. THE ACCELERATED DEATH BENEFITS FOR A CHRONIC ILLNESS COVERAGE PROVIDED UNDER THIS RIDER IS NOT INTENDED TO BE A QUALIFIED LONG TERM CARE INSURANCE CONTRACT AS DEFINED UNDER SECTION 7702(B)(B) OF THE INTERNAL REVENUE CODE OF 1986. THE BUYER SHOULD CONSULT WITH AN ATTORNEY, ACCOUNTANT, OR TAX ADVISOR REGARDING THE TAX IMPLICATIONS OF PURCHASING AN ACCELERATED DEATH BENEFIT RIDER WHICH PROVIDES ACCELERATED DEATH BENEFITS FOR A CHRONIC ILLNESS.

3. CAUTION: THE ISSUANCE OF THIS RIDER IS BASED UPON THE OWNER'S AND THE INSURED'S RESPONSES TO THE QUESTIONS ON THE APPLICATION AND ALL SUPPLEMENTAL APPLICATIONS. A COPY OF THE APPLICATION AND ANY SUPPLEMENTAL APPLICATIONS ARE ATTACHED. IF THE OWNER'S OR THE INSURED'S ANSWERS ARE INCORRECT OR UNTRUE, WE HAVE THE RIGHT TO DENY BENEFITS OR RESCIND THE COVERAGE UNDER THIS RIDER. THE BEST TIME TO CLEAR UP ANY QUESTIONS IS NOW, BEFORE A CLAIM ARISES! IF, FOR ANY REASON, ANY OF THE OWNER'S OR THE INSURED'S ANSWERS ARE INCORRECT, CONTACT OUR SERVICE CENTER AT P.O. BOX 82550, LINCOLN NE 68501-2550.

LAR 4901                                1

4. RENEWABILITY: THIS RIDER IS GUARANTEED RENEWABLE. THIS MEANS THE OWNER HAS THE RIGHT, SUBJECT TO THE TERMS OF THE POLICY, TO CONTINUE THE COVERAGE UNDER THIS RIDER IN FORCE AS LONG AS THE OWNER PAYS THE COST OF INSURANCE ON TIME FOR THE RIDER AND THE POLICY. WE CANNOT CHANGE ANY OF THE TERMS OF THIS RIDER WITHOUT THE AGREEMENT OF THE OWNER, EXCEPT THAT, IN THE FUTURE, WE MAY INCREASE THE COST OF INSURANCE PAID BY THE OWNER. ANY CHANGE IN THE CURRENT COST OF INSURANCE RATES WILL APPLY TO ALL INSUREDS OF THE SAME ISSUE AGE, SEX AND RATE CLASS AND WHOSE POLICIES HAVE BEEN IN EFFECT FOR THE SAME LENGTH OF TIME.

5. IF THE OWNER APPLIES FOR AN ACCELERATED DEATH BENEFIT FOR THE INSURED'S TERMINAL ILLNESS, WE WILL GIVE THE OWNER A STATEMENT SHOWING THE AMOUNT OF THE MAXIMUM ACCELERATED DEATH BENEFIT HE OR SHE IS ELIGIBLE TO RECEIVE FOR THE TERMINAL ILLNESS AND THE AMOUNT BY WHICH THE LIFE INSURANCE DEATH BENEFIT UNDER THE POLICY WILL BE REDUCED IF THE OWNER ELECTS TO RECEIVE A TERMINAL ILLNESS BENEFIT.

6. THE TERMINAL ILLNESS BENEFIT IS PAID IN ONE LUMP SUM. THE CHRONIC ILLNESS BENEFIT IS PAID QUARTERLY. THE AMOUNT OF ANY ACCELERATED DEATH BENEFIT PAID TO THE OWNER IS THE OWNER'S MONEY AND THE OWNER CAN USE IT IN ANY WAY HE OR SHE LIKES.

7. THE FULL AMOUNT OF THE ACCELERATED DEATH BENEFIT PAID TO THE OWNER MAY BE TAXABLE INCOME TO THE OWNER. PLEASE CONSULT A PERSONAL TAX ADVISOR BEFORE APPLYING FOR AN ACCELERATED DEATH BENEFIT.

8. THE PAYMENT OF AN ACCELERATED DEATH BENEFIT MAY ADVERSELY AFFECT THE ELIGIBILITY OF THE OWNER FOR MEDICAID OR OTHER GOVERNMENT BENEFITS OR ENTITLEMENTS. PRIOR TO APPLYING FOR AN ACCELERATED DEATH BENEFIT, THE OWNER SHOULD CONSULT WITH THE APPROPRIATE SOCIAL SERVICES AGENCY CONCERNING HOW RECEIPT WILL AFFECT THE ELIGIBILITY OF THE OWNER AND /OR HIS OR HER SPOUSE OR DEPENDENTS.


                         DEFINITIONS OF IMPORTANT TERMS

ACCELERATED BENEFIT means a terminal illness benefit or a chronic illness benefit. Any payment made represents an acceleration of the death benefits of the basic policy.

ACTIVITIES OF DAILY LIVING (ADL) means bathing, dressing, eating, toileting, continence, and transferring, as follows:

1. Bathing means the ability of the insured to wash himself or herself, either in a bath tub or shower or by sponge bath, including the ability to get in and out of the tub or shower, with or without equipment or adaptive devices.

2. Dressing means the ability of the insured to put on and take off and fasten or unfasten all of his or her clothes and medically necessary braces or any other equipment or prosthesis the insured needs to wear.


LAR 4901                              2

3. Eating means the ability of the insured to get nourishment into his or her body by any means once it has been made available to the insured.

4. Toileting means the ability of the insured to get to and from the bathroom to take care of bowel and bladder needs, including the ability to get on and off the toilet with or without adaptive devices, and to maintain a reasonable level of personal hygiene.

5. Continence means the ability of the insured to maintain control of bowel and bladder functions, or, when unable to maintain control of bowel or bladder function, the ability of the insured to perform associated personal hygiene (including the ability to care for a catheter or a colostomy bag).

6. Transferring means the ability of the insured to move in and out of a chair, bed, or wheelchair with or without equipment such as canes or quad canes, walkers, crutches, grab bars, or other support devices including mechanical or motorized devices.

BASIC POLICY NET AMOUNT AT RISK means the death benefit of the basic policy (including any increases in the specified amount) minus the policy value on a monthly activity date.

BED RESERVATION means to reserve the place of the insured in a long term care facility if the insured is hospitalized in an acute care facility while he or she has a chronic illness.

CHRONIC ILLNESS means a loss of functional capacity that results in the inability of the insured to perform two or more activities of daily living without substantial human assistance, or a severe cognitive impairment. A health care practitioner must certify at least once every 12 months that the insured has a chronic illness. The loss of functional capacity must continue for a period of at least 90 days. To apply for a chronic illness benefit, the Owner must provide us with a certification from a health care practitioner that the insured has a chronic illness. The health care practitioner may not be the insured, the Owner, a family member of the Owner or the insured, a business partner of the Owner or the insured, an employee or employer of the Owner or the insured, or anyone living in the household of the Owner or the insured. We will require the Owner to submit additional documentation of the claim at reasonable intervals while the Owner is claiming benefits. We reserve the right to require proof of ongoing chronic illness quarterly. We reserve the right to have the insured examined at our expense in connection with a claim for a chronic illness benefit. Any such examination will be conducted by one or more physicians of our choice.

CHRONIC ILLNESS BENEFIT  means an accelerated benefit for chronic illness.

DAY(S) OF SERVICE means any day on which the insured receives one of the following services for a chronic illness:

1.   The insured is a resident in a long term care facility;

2.   The insured is charged for a bed  reservation in a long term care facility;
     or

3.   The insured receives at least one hour of home health care services.

Each calendar day will count as only one day of service, even if the insured receives more than one service for his or her chronic illness on that calendar day.

LAR 4901                              3

ELIGIBLE AMOUNT means an amount equal to the death benefit of the basic policy multiplied by the quantity (1) divided by (2), where (1) is the specified amount of this rider and (2) is the specified amount of the basic policy, not including any insurance provided by riders.

ELIMINATION PERIOD means the number of consecutive days (90) the insured must have a chronic illness while this rider is in effect and before the Owner is eligible to receive a chronic illness benefit. Once the insured satisfies the elimination period for a chronic illness benefit, the insured will not be required to satisfy a new elimination period unless his or her period of chronic illness is interrupted by a period of temporary recovery of 180 days or more.

FAMILY MEMBER means the Owner or the insured, his or her parent, grandparent, spouse, child, grandchild, brother, sister, aunt, uncle, first cousin, niece or nephew, or any person related to the Owner or the insured to the same degree by marriage.

HEALTH CARE PRACTITIONER means a licensed medical professional who holds a license in good standing, who is operating within the scope of that license, and whose specialty or experience is appropriate for the insured's condition. Health care practitioner includes any physician, registered professional nurse, licensed social worker, or other medical professional who meets the requirements prescribed by the Secretary of the Treasury.

HOME HEALTH CARE SERVICES means any of the following services which are necessary to provide the insured with the ability to remain safely in his or her home. These services are limited to assistance which is provided when the insured is no longer capable of performing the tasks because of the insured's chronic illness. These services are limited to assistance which is reasonable in relation to the manner in which the tasks were performed by the insured prior to his or her chronic illness.

1. ADULT DAY CARE means a program of social and health-related services provided to the insured during the day in a community group setting for the purpose of supporting frail, impaired elderly, or other disabled adults who can benefit from care in a group setting outside of the home.

2. HOME HEALTH AIDE SERVICES means assistance provided to the insured with basic health care tasks, personal hygiene, performing ADL's, managing medications, and similar supportive tasks. Providers of these services must be affiliated with a licensed home health care agency or be approved by us.

3. OTHER HOME HEALTH CARE services provided to the insured in his or her home by a health care practitioner, a licensed therapist, a registered nurse, a licensed practical nurse, or a licensed vocational nurse operating within the scope of his or her license, and certified hospice caregivers or other trained and certified caregivers approved by us. The provider of the home health care services must maintain patient records.

LONG TERM CARE FACILITY means any one of the following types of residential settings in which the insured may receive care appropriate for his or her chronic illness in accordance with generally accepted medical standards. All such facilities must be established, licensed, and operated in accordance with state and local laws and regulations, and must maintain a daily medical record of each patient requiring long term

LAR 4901                              4
care services. A long term care facility is not a hospital or clinic, a sub-acute care or rehabilitation hospital or unit, a place which operates primarily for the treatment of alcoholism, drug abuse, or mental illness, the personal place of residence of the insured if used principally for independent residential living, or any other substantially similar setting.


1. NURSING FACILITY means a residential facility which provides nursing care and other substantial human assistance 24 hours a day to individuals who are not able to care for themselves. The facility must be established for the primary purpose of providing nursing care, and the care must be provided under the direction of a licensed physician (M.D. or D.O.), a registered nurse (RN), or a licensed practical nurse (LPN). The facility must have one or more staff members on duty 24 hours a day who are authorized to administer medications to patients in accordance with the orders of a licensed physician (M.D. or D.O.).

2. ASSISTED LIVING FACILITY means a residential facility which maintains formal arrangements to provide emergency medical care, which has trained employees on duty 24 hours a day to provide substantial human assistance to respond to the needs of residents, and which provides three meals a day, including meals to meet special dietary requirements. The facility must have one or more staff members on duty 24 hours a day who are authorized to administer medications to patients in accordance with the orders of a licensed physician (M.D. or D.O.).

3. ALZHEIMER'S FACILITY means a long term care facility, or a special unit within a long term care facility, which is dedicated to caring for persons with Alzheimer's disease and related disorders.

4. HOSPICE FACILITY means a residential or inpatient facility which provides a formal program of care to persons who are terminally ill and who have a life expectancy of less than 12 months.

5. OTHER SIMILAR FACILITY means any other licensed facility which is approved by us and which provides a setting and services that are similar to those identified above but which may be known by another name.

MENTAL DISORDER means any mental, emotional, or behavioral disorder or condition listed in the most current edition of the Diagnostic and Statistical Manual of Mental Disorders* published by the American Psychological Association. A mental disorder includes any such disorder or condition regardless of the cause of the disorder or condition (including biological or biochemical disorder or imbalance of the brain), but does not include dementia resulting from stroke, trauma, infectious conditions, or degenerative changes such as Alzheimer's Disease.

*If this guide is no longer available, we reserve the right to use another nationally published manual of similar scope and purpose.

PERIOD OF TEMPORARY RECOVERY means any period following a period of terminal illness or chronic illness when the insured no longer has a terminal illness or chronic illness.

LAR 4901                           5

QUARTER OF CHRONIC ILLNESS means successive three month periods beginning on the date the insured is first diagnosed with a chronic illness. Each quarter of chronic illness will begin on the same day of every third month. If a month does not include the starting day, then the next quarter of chronic illness will begin on the first day of the next month. For example, if a quarter of chronic illness is set to begin on the 31st day of a month with only 30 days, then the quarter of chronic illness will begin on the first day of the next month.

SEVERE COGNITIVE IMPAIRMENT means a deterioration in the intellectual capacity of the insured due to Alzheimer's Disease or another form of irreversible dementia. The deterioration of the intellectual capacity of the insured must be reliably measured by clinical evidence and standardized tests, and the insured must require substantial human assistance as of a result of that deterioration.

SUBSTANCE ABUSE means any abusive use of, dependence on, intoxication from, or withdrawal from alcohol or drugs in any form, including but not limited to a "controlled substance" as defined in Schedules I through V of the Federal Controlled Substances Act or any successor statute in effect at the time of the claim for an accelerated benefit, and a "counterfeit substance" as defined in that Act. Abusive use includes the excessive use of alcohol, the use of illegal drugs, or the use of any drugs without legal or medical supervision, and includes taking drugs in excess of the prescribed dosage. Dependence or dependency means physical dependence (where the body requires a continuing supply of alcohol or drugs to avoid withdrawal symptoms), or psychological dependence (involving a compelling or overwhelming mental desire for the continued use of alcohol or drugs), whether or not the use is under legal or medical supervision and whether or not a medical diagnosis of dependence has been made.

SUBSTANTIAL HUMAN ASSISTANCE means active or stand-by assistance without which the insured would not be able to safely perform the activities of daily living. Stand-by assistance means the presence of another person within arm's reach of the insured while he or she is performing the activities of daily living. In the case of a severe cognitive impairment, substantial human assistance means substantial supervision and may include cueing or verbal prompting, gestures, or other demonstrations by another person for the purpose of protecting the health and safety of the insured.

TERMINAL ILLNESS means a medically determinable condition which can be expected to result in the death of the insured within twelve months. To apply for a terminal illness benefit, the Owner must provide us with certification from a health care practitioner other than a family member, the Owner, a business partner or an employee or employer of the Owner or of the insured, or anyone living in the household of the Owner or the insured that the insured has a medically determinable condition which can be expected to result in the death of the insured within twelve months. We reserve the right to have the insured examined at our expense in connection with the claim for a terminal illness benefit. Any such examination will be conducted by one or more physicians of our choice.

TERMINAL ILLNESS BENEFIT means an accelerated benefit for terminal illness.


LAR 4901                              6

                              ACCELERATED BENEFITS


This rider allows the Owner to apply for an accelerated benefit paid to the Owner during the insured's lifetime if the insured has a terminal illness or a chronic illness as defined in this rider. The accelerated benefit is the advance payment to the Owner of all or a part of the death benefit of the basic policy, not including any insurance provided by riders. We will reduce the specified amount, policy value, surrender charges (if any), and outstanding debt (if any) in proportion to the reduction in the death benefit of the basic policy. We will deduct the amount of any reduction in outstanding policy debt from the accelerated benefit payable to the Owner.

Accelerated benefits are available to the Owner if the insured has a terminal illness or a chronic illness and the Owner needs or wants to receive all or a part of the death benefit of the basic policy during the insured's lifetime. If the Owner decides not to apply for an accelerated benefit, the full amount of death benefit proceeds will be paid to the beneficiary if the insured dies while covered under the policy.

If the Owner is not the insured, then all accelerated benefits will be paid to the Owner or to the Owner's estate unless the Owner directs in writing that the accelerated benefits be paid to the insured.

1.   TERMINAL ILLNESS BENEFIT

     We will pay a terminal illness benefit during the insured's lifetime if, while the insured is covered under this rider, the Owner provides us with satisfactory written proof that the insured has a terminal illness. If the insured qualifies, the Owner can elect to receive any amount up to 100% of the eligible amount on the date the terminal illness benefit is paid.

2.   CHRONIC ILLNESS BENEFIT

     We will pay a chronic illness benefit during a quarter of chronic illness if, while the insured is covered under this rider, the Owner provides us with satisfactory written proof that the insured has a chronic illness and that both of the following conditions are satisfied:

     a. The chronic illness has continued without interruption for the 90 day elimination period.

     b. The insured received at least 40 days of service for the chronic illness during the quarter of chronic illness.

     No chronic illness benefit is payable for any quarter of chronic illness during which the insured receives fewer than 40 days of service for the chronic illness. The maximum number of chronic illness benefit payments is shown on the schedule pages of the policy.

     If, after satisfying the elimination period, the insured has a period of temporary recovery during a quarter of chronic illness, the full chronic illness benefit will be paid for the quarter of chronic illness if the insured receives 40 or more days of service. If the insured has a period of temporary recovery of 180 days or more, the insured must satisfy a new elimination period before chronic illness benefit payments will resume for a reoccurrence of the chronic illness.



LAR 4901                             7

3.   AMOUNT OF CHRONIC ILLNESS BENEFIT

     The amount of the chronic illness benefit during a quarter of chronic illness is equal to the eligible amount divided by the number of chronic illness benefit payments remaining. The total number of chronic illness benefit payments available is shown on the schedule pages of the policy. With each payment of a chronic illness benefit, the number of chronic illness benefit payments remaining is reduced by one. The number of chronic illness benefit payments remaining is not reset for any reason, even if the insured has a period of temporary recovery of 180 days or longer.

4.   HOW PAYMENT OF AN ACCELERATED BENEFIT AFFECTS POLICY VALUES

     a. Upon payment of the first chronic illness benefit, if the Owner has selected death benefit Option B we will switch the death benefit option to Option A. Upon written request the Owner may restore Option B when the insured has a period of temporary recovery or upon termination of this rider for any reason while the policy is in effect.

     b. We will reduce the specified amount of this rider by the following amount: the specified amount of this rider multiplied by the quantity
          (1) divided by (2), where (1) is the amount of the accelerated benefit and (2) is the eligible amount.

     c. We will reduce the death benefit, not including any insurance provided by riders, by the amount of the accelerated benefit.

     d. We will reduce the specified amount of the basic policy, policy value, surrender charge (if any), and outstanding debt (if any) in proportion to the reduction in the death benefit of the basic policy. We will deduct the amount of any reduction in outstanding debt from the accelerated benefit payable to the Owner.

5.   ADDITIONAL  RULES  AND  CONDITIONS  GOVERNING  PAYMENT  OF THE  ACCELERATED
     BENEFITS

     a. The Owner must apply for an accelerated benefit while the life insurance coverage for the insured is in effect under the policy.

     b. The accelerated benefit must be paid during the lifetime of the insured and while the insured is covered under the policy.

     c. The terminal illness benefit is paid in one lump sum. The Owner can only receive a terminal illness benefit ONCE. The Owner can apply for less than the maximum terminal illness benefit, but the minimum terminal illness benefit we will pay is $500.

     d. If the insured recovers from his or her terminal illness after we have paid a terminal illness benefit, the Owner or the insured will NOT be asked to refund any part of the terminal illness benefit which was paid.

     e. If the Owner elects to receive a terminal illness benefit but the insured dies before the terminal illness benefit is paid, the election will be cancelled and the death benefit proceeds will be paid to the beneficiary under the policy.



LAR 4901                                8

     f. If the Owner elects to receive an accelerated benefit but the policy terminates before the accelerated benefit is paid, the election will be cancelled.

     g. We will charge a reasonable administrative fee not to exceed a maximum of:

             (i)   $50 for each chronic illness benefit payment; and

             (ii)  $250 for a terminal illness benefit payment.


                                COST OF INSURANCE

     The monthly cost of insurance for this rider is equal to the product of the following three quantities:

       a.    The annual cost of insurance rate for this rider divided by 12;

       b.    The basic policy net amount at risk divided by 1000;

       c. The specified amount of this rider divided by the specified amount of the basic policy.

     The maximum annual cost of insurance rates for this rider are shown in the attached table.


                           EXCLUSIONS AND LIMITATIONS

1. SELF-INFLICTED INJURY: No benefits are payable for a terminal illness or a chronic illness resulting from an intentionally self-inflicted injury or the attempt of the insured to commit suicide, while sane or insane.

2. PREEXISTING CONDITIONS: No benefits are payable for a terminal illness or a chronic illness of the insured resulting from a preexisting condition unless coverage under this rider has been continuously in effect for at least 6 months on the date the insured is first diagnosed with the terminal illness or a chronic illness.

     For purposes of applying this preexisting condition exclusion to the continuation of an earlier period of terminal illness or chronic illness of the insured, any two periods of terminal illness or chronic illness resulting from the same preexisting condition will be added together and treated as one period of continuous terminal illness or chronic illness if they are separated by a period of temporary recovery of less than 180 days.

     PREEXISTING CONDITION means a medical condition or symptoms of a medical condition for which the insured has done any of the following at any time during the 6 month period just before the effective date of this rider:

     a.    Consulted a health care practitioner;

     b.    Received medical treatment or services;

     c.    Taken prescribed drugs or medications.

     This definition of preexisting condition does not include any medical condition which the insured has disclosed to us in the application or a supplement to the application for coverage under this rider.

LAR 4901                                9

3. SUBSTANCE ABUSE: No benefits are payable for a terminal illness or a chronic illness resulting from substance abuse by the insured.

4. FELONY OR VIOLENT CONDUCT: No benefits are payable for a terminal illness or a chronic illness resulting from the insured's committing or attempting to commit an assault or a felony, or from the active participation of the insured in a violent disorder or a riot. Active participation does not include being at the scene of a violent disorder or a riot while performing official duties.

5. MENTAL DISORDERS: No benefits are payable for a terminal illness or a chronic illness resulting from the mental disorder of the insured.

6. BENEFITS IF THE INSURED IS OUTSIDE OF THE UNITED STATES AND CANADA: No chronic illness benefits are payable based on any day of service for a chronic illness while the insured is outside of the United States and Canada.

7. ABSOLUTE ASSIGNMENT: The release of any collateral assignees, the release of all parties to any "split dollar" agreements and the approval of any irrevocable beneficiaries is required.

8. DIVORCE AGREEMENT: No benefit will be paid if, as part of a court approved divorce agreement (including a Qualified Domestic Relations Order), the death benefit must be paid to the children of the Owner or of the insured or to the former spouse of the Owner or of the insured.

9. COMMUNITY PROPERTY: If the Owner is married and the Owner lives in a community property state, no benefit will be paid without the written consent of the spouse of the Owner.

10. BENEFIT PAYMENT RESTRICTIONS: This rider allows for the accelerated payment of the death benefit of the basic policy, which would otherwise be payable to the beneficiary. This is not meant to cause the Owner to involuntarily be required to access and exhaust these benefits. Therefore, the Owner is not eligible for this benefit:

     a. If the Owner is required by law to use this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

     b. If the Owner is required by a government agency to use this benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement.


                              INCONTESTABLE CLAUSE

Any statement made by the Owner or the insured to obtain coverage under this rider is a representation and not a warranty. We will rely on the statements made by the Owner and the insured in the application and any supplemental application in order to approve the insured's coverage under this rider. The Owner and the insured are responsible for verifying the accuracy of each statement made in the applications, to the best of the knowledge and belief of the Owner and of the insured.

LAR 4901                              10

No misrepresentation by the Owner or the insured will be used to reduce or deny a claim or to deny the validity of the coverage under this rider unless all of the following are true:

1. We would not have approved the insured for coverage under this rider as issued if we had known the truth;

2. The misrepresentation is contained in a written document signed by the Owner or by the insured;

3. The Owner or the beneficiary has been given a copy of the written document containing the misrepresentation.

After the coverage under this rider has been in effect for 6 months, but less than 2 years, we will not use a misrepresentation by the Owner or by the insured, other than a knowing and intentional misrepresentation of relevant facts relating to the health of the insured, to reduce or deny a claim or to deny the validity of the coverage under this rider unless the misrepresentation pertains to the condition for which benefits are sought. After the coverage under this rider has been in effect for 2 years, we will not use a misrepresentation by the Owner or the insured to reduce or deny a claim or to deny the validity of the coverage under this rider unless it was a knowing and intentional misrepresentation of relevant facts relating to the health of the insured.

                               GENERAL PROVISIONS

EFFECTIVE DATE AND WHEN RIDER TERMINATES: The effective date of coverage under this rider is the date shown on the schedule pages of the policy or on a supplement to the schedule pages of the policy:

This rider will automatically terminate on the earliest of the following dates:

1. The monthly activity date on or next following the date when the specified amount of this rider is reduced to zero;

2. The monthly activity date on or next following the date we receive the written request of the Owner to terminate this rider;

3.   The date this rider is surrendered to us; or

4.   The date the policy ends.

BENEFITS AFTER THIS RIDER TERMINATES OR IS CHANGED: The right of the Owner to receive benefits under this rider for a period of terminal illness or chronic illness which begins while this rider is in effect and which is not interrupted by a period of temporary recovery of 180 days or more will not be affected by the termination or amendment of this rider after the start of the period of terminal illness or chronic illness for any reason other than the termination of the policy. No accelerated benefit is payable following the termination of the policy.

LAR 4901                               11

IMPACT OF CHANGES TO THE BASIC POLICY: If the Owner makes certain elections under the policy which reduce the specified amount of the basic policy, we will adjust the specified amount of this rider. These elections include making a partial surrender under Option A, or switching from Option A to Option B. The reduction in the specified amount of this rider is equal to the reduction in the specified amount of the basic policy multiplied by the quantity (1) divided by
(2), where (1) is the specified amount of this rider before the adjustment,  and
(2) is the specified amount of the basic policy before the adjustment.

COST OF INSURANCE DEDUCTIONS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider. If the basic policy has been issued on a unisex basis, this rider is also considered to be issued on a unisex basis.

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President



LAR 4901


                             COST OF INSURANCE TABLE

                     MAXIMUM ANNUAL COST OF INSURANCE RATES


ATTAINED           MALE          MALE       FEMALE         FEMALE       UNISEX         UNISEX
AGE            NON-TOBACCO     TOBACCO       NON-         TOBACCO        NON-         TOBACCO
                                           TOBACCO                     TOBACCO
-----------------------------------------------------------------------------------------------
35 OR YOUNGER     0.50          0.63         0.50           0.63          0.50         0.63
36                0.58          0.73         0.57           0.71          0.58         0.73
37                0.66          0.83         0.64           0.80          0.66         0.82
38                0.74          0.93         0.71           0.89          0.73         0.92
39                0.82          1.03         0.78           0.98          0.81         1.02
40                0.90          1.13         0.85           1.06          0.89         1.12
41                1.00          1.25         0.94           1.18          0.99         1.24
42                1.10          1.38         1.03           1.29          1.09         1.36
43                1.20          1.50         1.12           1.40          1.18         1.48
44                1.30          1.63         1.21           1.51          1.28         1.61
45                1.40          1.75         1.30           1.63          1.38         1.73
46                1.51          1.89         1.38           1.73          1.48         1.86
47                1.62          2.03         1.46           1.83          1.59         1.99
48                1.73          2.16         1.54           1.93          1.69         2.11
49                1.84          2.30         1.62           2.03          1.80         2.25
50                1.95          2.44         1.70           2.13          1.90         2.38
51                2.09          2.61         1.78           2.23          2.03         2.53
52                2.23          2.79         1.86           2.33          2.16         2.70
53                2.37          2.96         1.94           2.43          2.28         2.85
54                2.51          3.14         2.02           2.53          2.41         3.02
55                2.65          3.31         2.10           2.63          2.54         3.17
56                3.02          3.78         2.70           3.38          2.96         3.70
57                3.39          4.24         3.30           4.13          3.37         4.22
58                3.76          4.70         3.90           4.88          3.79         4.74
59                4.13          5.16         4.50           5.63          4.20         5.25
60                4.50          5.63         5.10           6.38          4.62         5.78
61                4.81          6.01         5.82           7.28          5.01         6.26
62                5.12          6.40         6.55           8.19          5.41         6.76
63                5.43          6.79         7.27           9.09          5.80         7.25
64                5.74          7.18         8.00          10.00          6.19         7.74
65                6.05          7.56         8.72          10.90          6.58         8.23
66                6.54          8.18         9.75          12.19          7.18         8.98
67                7.14          8.93        10.80          13.50          7.87         9.84
68                7.99          9.99        12.02          15.03          8.80        11.00
69                8.96         11.20        13.27          16.59          9.82        12.28
70               10.07         12.59        14.46          18.08         10.95        13.69
71               11.27         14.09        15.82          19.77         12.18        15.23
72               12.57         15.71        17.21          21.52         13.50        16.87
73               14.09         17.61        19.05          23.82         15.08        18.85
74               15.63         19.54        21.16          26.45         16.74        20.92
75               17.14         21.43        23.59          29.48         18.43        23.04
76               18.65         23.31        26.41          33.02         20.20        25.25
77               20.20         25.25        29.68          37.10         22.10        27.62
78               22.02         27.53        33.45          41.81         24.31        30.39
79               23.89         29.86        37.58          46.97         26.63        33.28
80               25.85         32.31        42.11          52.64         29.10        36.38
81               28.28         35.35        47.00          58.75         32.02        40.03
82               30.93         38.66        52.27          65.33         35.20        43.99
83               34.04         42.55        57.54          71.92         38.74        48.42
84               37.58         46.98        63.14          78.93         42.69        53.37
85               41.18         51.48        68.72          85.90         46.69        58.36
86               45.95         57.44        75.16          93.95         51.79        64.74
87               51.60         64.50        82.14         102.68         57.71        72.14
88               58.18         72.73        89.23         111.54         64.39        80.49
89               65.97         82.46        96.93         121.16         72.16        90.20
90               75.32         94.15       105.38         131.73         81.33       101.67
91               83.80        104.75       113.61         142.02         89.76       112.20
92               93.64        117.05       122.38         152.97         99.39       124.23
93              104.13        130.16       131.10         163.88        109.52       136.90
94              115.89        144.86       140.12         175.16        120.74       150.92
95              127.73        159.66       148.10         185.12        131.80       164.75
96              140.88        176.10       156.34         195.42        143.97       179.96
97              153.18        191.48       163.08         203.85        155.16       193.95
98              162.88        203.60       167.41         209.26        163.79       204.73
99 OR OLDER     169.22        211.53       169.02         211.28        169.18       211.48



LAR 4901                                 13

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
                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO


                           WAIVER OF MONTHLY DEDUCTION
                           IN THE EVENT OF PAYMENT OF
                            ACCELERATED BENEFITS FOR
                                A CHRONIC ILLNESS


WAIVER OF MONTHLY DEDUCTION BENEFIT

This rider provides for a waiver of the monthly deduction for three (3) policy months following a chronic illness benefit payment under the Legacy Asset Rider.

Monthly deductions falling due before we approve a claim for accelerated benefits will continue to be deducted from the policy value.

If the chronic illness begins after the grace period begins, no benefit under this rider will be paid.

CONSIDERATION

This rider is issued in consideration of the application and any supplemental applications and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the policy value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

For purposes of this rider, accelerated benefit, terminal illness and chronic illness have the same meaning as in the Legacy Asset Rider. All other defined terms have the same meaning as in the policy or in the Legacy Asset Rider.

WAIVER OF MONTHLY DEDUCTION BENEFIT: For purposes of this rider, the waiver of monthly deduction benefit refers to the monthly deduction on each monthly activity date. The amount waived includes the cost of insurance for the policy, the cost of any riders, and the amount of any expense charge deducted on the monthly activity date.

EXCLUSIONS AND LIMITATIONS

The waiver of monthly deduction benefit of this rider will be available only if a chronic illness benefit is payable under the terms of the Legacy Asset Rider. No benefit of this rider will be available as a result of the payment of a terminal illness benefit under the terms of the Legacy Asset Rider.

No benefit of this rider will be available if the insured's chronic illness is subject to any exclusion or limitation of the Legacy Asset Rider.

No benefit of this rider will be available if the Legacy Asset Rider is not in effect.

WD-LAR 4901

GENERAL PROVISIONS

EFFECTIVE DATE AND WHEN RIDER TERMINATES: The effective date of coverage under this rider is the date shown on the schedule pages of the policy or on a supplement to the schedule pages of the policy. This rider will automatically terminate on the earliest of the following dates:

1. The monthly activity date on or next following the date we receive your written request to terminate this rider;

2.   The date this rider is surrendered to us;

3.   The date the Legacy Asset Rider ends; or

4.   The date the policy ends.

CHANGE OF POLICY: Once the waiver of monthly deduction benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, or change the policy to another form of insurance.

COST OF INSURANCE DEDUCTIONS AFTER THIS RIDER TERMINATES: We will not be liable for the cost of insurance deductions on this rider after it terminates, except to return them.

INCORPORATION OF THE PROVISIONS OF THE POLICY INTO THIS RIDER: The provisions of the policy are hereby referred to and made a part of this rider.

INCORPORATION OF THE PROVISIONS OF THE LEGACY ASSET RIDER INTO THIS RIDER: The provisions of the Legacy Asset Rider are hereby referred to and made a part of this rider.




                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                /s/ W.J. Atherton
-----------------------                              ----------------------
   Secretary                                         President




WD-LAR 4901

                             COST OF INSURANCE TABLE

On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age of the Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown in the schedule pages of the policy).

B is the monthly deduction for the policy, including the cost of insurance for the policy, the cost of any riders (except for this rider) and the amount of any expense charge deducted on the monthly activity date.



     ATTAINED                                ATTAINED
       AGE                  COI                 AGE             COI
 ------------------------------------------------------------------------
  35 or younger            0.0005               68             0.0175
        36                 0.0005               69             0.0197
        37                 0.0006               70             0.0222
        38                 0.0006               71             0.0248
        39                 0.0007               72             0.0277
        40                 0.0008               73             0.0311
        41                 0.0011               74             0.0346
        42                 0.0014               75             0.0380
        43                 0.0018               76             0.0413
        44                 0.0021               77             0.0447
        45                 0.0024               78             0.0487
        46                 0.0024               79             0.0529
        47                 0.0024               80             0.0571
        48                 0.0025               81             0.0625
        49                 0.0025               82             0.0684
        50                 0.0025               83             0.0753
        51                 0.0029               84             0.0832
        52                 0.0034               85             0.0924
        53                 0.0038               86             0.1032
        54                 0.0042               87             0.1161
        55                 0.0047               88             0.1311
        56                 0.0050               89             0.1489
        57                 0.0052               90             0.1702
        58                 0.0055               91             0.1896
        59                 0.0058               92             0.2122
        60                 0.0061               93             0.2362
        61                 0.0075               94             0.2632
        62                 0.0090               95             0.2928
        63                 0.0104               96             0.3232
        64                 0.0119               97             0.3515
        65                 0.0133               98             0.3738
        66                 0.0144           99 OR OLDER        0.3883
        67                 0.0157



WD-LAR 4901

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